Filed Pursuant To Rule 433

Registration No. 333-209926

August 11, 2016

WORLD
GOLD
COUNCIL

Gold demand statistics
Second quarter 2016

August 2016

Table 1: Gold demand (tonnes)

	2014	2015	Q3'14	Q4'14	Q1'15	Q2'15	Q3'15	Q4'15	Q1'16	Q2'16	Q2'16 vs Q2'15 % change
Jewellery	2,485.8	2,396.9	592.9	685.4	597.1	513.7	623.6	662.6	481.2	444.1	↓ -14
Technology	347.9	332.9	89.3	89.3	83.1	83.3	82.7	83.8	80.3	80.9	↓ -3
Electronics	277.4	264.1	71.5	71.7	66.2	65.7	65.4	66.7	63.9	63.9	↓ -3
Other industrial	50.7	50.1	13.0	12.8	12.2	12.8	12.5	12.5	11.9	12.4	↓ -3
Dentistry	19.8	18.8	4.8	4.8	4.7	4.7	4.7	4.6	4.5	4.6	↓ -4
Investment	853.8	921.5	192.1	183.4	283.0	186.1	231.5	220.9	615.6	448.4	↑ 141
Total bar and coin demand	1,037.7	1,049.8	233.0	275.4	257.3	209.1	294.9	288.5	273.1	211.6	↑ 1
Physical bar demand	758.6	759.3	176.5	200.8	191.3	149.7	200.7	217.7	200.0	149.2	→ 0
Official coin	202.9	218.8	35.7	54.5	50.6	45.5	72.9	49.8	61.4	49.6	↑ 9
Medals/imitation coin	76.2	71.7	20.8	20.1	15.4	14.0	21.3	21.0	11.7	12.8	↓ -9
ETFs and similar products*	-183.8	-128.3	-40.9	-92.1	25.6	-23.0	-63.4	-67.6	342.5	236.8	- -
Central banks and other inst.	583.9	566.7	174.9	133.9	112.4	127.3	168.0	159.0	108.2	76.9	↓ -40
Gold demand	4,271.4	4,218.1	1,049.2	1,091.9	1,075.6	910.4	1,105.7	1,126.4	1,285.3	1,050.2	↑ 15
LBMA Gold Price, US$/oz	1,266.4	1,160.1	1,281.9	1,201.4	1,218.5	1,192.4	1,124.3	1,106.5	1,182.6	1,259.6	↑ 6

*For a listing of the Exchange Traded Funds and similar products, please see the *Notes and definitions.*

Source: Metals Focus; GFMS, Thomson Reuters; ICE Benchmark Administration; World Gold Council

Table 2: Gold demand (US$mn)

	2014	2015	Q3'14	Q4'14	Q1'15	Q2'15	Q3'15	Q4'15	Q1'16	Q2'16	Q2'16 vs Q2'15 % change
Jewellery	101,209.8	89,397.9	24,435.1	26,472.6	23,390.6	19,691.7	22,540.6	23,570.3	18,295.1	17,983.1	↓ -9
Technology	14,165.6	12,417.6	3,682.3	3,448.0	3,255.7	3,194.1	2,989.2	2,981.6	3,054.2	3,276.1	↑ 3
Electronics	11,295.1	9,850.8	2,948.8	2,770.1	2,594.6	2,520.4	2,365.6	2,372.5	2,429.5	2,587.8	↑ 3
Other industrial	2,066.2	1,867.5	534.0	493.4	477.0	492.2	453.5	445.0	452.9	503.6	↑ 2
Dentistry	804.3	699.4	199.6	184.5	184.2	181.5	170.0	164.1	171.9	184.7	↑ 2
Investment	34,764.3	34,368.1	7,918.0	7,082.7	11,084.9	7,134.5	8,366.6	7,859.7	23,404.3	18,157.5	↑ 155
Total bar and coin demand	42,249.5	39,154.9	9,603.8	10,639.3	10,080.3	8,017.4	10,658.1	10,263.0	10,383.0	8,569.4	↑ 7
Physical bar demand	30,886.7	28,320.5	7,276.5	7,757.9	7,492.9	5,737.9	7,253.2	7,745.1	7,604.0	6,042.7	↑ 5
Official coin	8,260.2	8,160.3	1,470.3	2,104.8	1,983.5	1,744.1	2,635.0	1,770.4	2,335.2	2,010.0	↑ 15
Medals/imitation coin	3,102.6	2,674.1	857.0	776.5	604.0	535.3	770.0	747.6	443.8	516.7	↓ -3
ETFs and similar products*	-7,485.2	-4,786.8	-1,685.8	-3,556.6	1,004.6	-883.0	-2,291.5	-2,403.3	13,021.3	9,588.1	- -
Central banks and other inst.	23,774.0	21,137.3	7,206.5	5,173.5	4,404.9	4,879.1	6,071.4	5,657.9	4,113.3	3,114.0	↓ -36
Gold demand	173,913.7	157,320.9	43,242.0	42,176.7	42,136.1	34,899.4	39,967.9	40,069.5	48,866.8	42,530.6	↑ 22

*For a listing of the Exchange Traded Funds and similar products, please see the *Notes and definitions.*

Source: Metals Focus; GFMS, Thomson Reuters; ICE Benchmark Administration; World Gold Council

Table 3: Gold supply and demand World Gold Council presentation

	2014	2015	Q3'14	Q4'14	Q1'15	Q2'15	Q3'15	Q4'15	Q1'16	Q2'16	Q2'16 vs Q2'15 % change
Supply											
Mine production	3,152.6	3,221.4	831.0	845.2	730.0	789.6	850.5	851.2	750.7	786.9	→ 0
Net producer hedging	104.5	13.5	-8.3	50.5	-2.4	-15.2	14.4	16.7	52.7	30.0	- -
Total mine supply	3,257.0	3,234.9	822.7	895.6	727.6	774.4	864.9	868.0	803.3	816.9	↑ 5
Recycled gold	1,202.1	1,123.2	274.4	270.0	358.6	267.4	260.7	236.5	359.0	327.7	↑ 23
Total supply	4,459.2	4,358.0	1,097.1	1,165.7	1,086.1	1,041.7	1,125.7	1,104.5	1,162.3	1,144.6	↑ 10
Demand											
Fabrication – Jewellery[1]	2,502.7	2,438.7	639.5	648.6	608.1	542.5	662.6	625.4	475.4	448.3	↓ -17
Fabrication – Technology	347.9	332.9	89.3	89.3	83.1	83.3	82.7	83.8	80.3	80.9	↓ -3
Sub-total above fabrication	2,850.6	2,771.6	728.8	737.8	691.2	625.9	745.3	709.2	555.8	529.2	↓ -15
Total bar and coin demand	1,037.7	1,049.8	233.0	275.4	257.3	209.1	294.9	288.5	273.1	211.6	↑ 1
ETFs and similar products[2]	-183.8	-128.3	-40.9	-92.1	25.6	-23.0	-63.4	-67.6	342.5	236.8	- -
Central banks and other inst.[3]	583.9	566.7	174.9	133.9	112.4	127.3	168.0	159.0	108.2	76.9	↓ -40
Gold demand	4,288.3	4,259.8	1,095.8	1,055.1	1,086.6	939.2	1,144.7	1,089.2	1,279.5	1,054.5	↑ 12
Surplus/Deficit[4]	170.8	98.2	1.3	110.5	-0.5	102.5	-19.1	15.3	-117.2	90.1	↓ -12
Total demand	4,459.2	4,358.0	1,097.1	1,165.7	1,086.1	1,041.7	1,125.7	1,104.5	1,162.3	1,144.6	↑ 10
LBMA Gold Price, US$/oz	1,266.4	1,160.06	1,281.94	1,201.4	1,218.45	1,192.35	1,124.31	1,106.45	1,182.56	1,259.62	↑ 6

1 For an explanation of jewellery fabrication, please see the *Notes and definitions*.
2 For a listing of the Exchange Traded Funds and similar products, please see the *Notes and definitions*.
3 Excluding any delta hedging of central bank options.
4 For an explanation of Surplus/Deficit, please see the *Notes and definitions*.

Source: Metals Focus; GFMS, Thomson Reuters; ICE Benchmark Administration; World Gold Council

Table 4: Quarterly average price

	2015	Q2'15	Q3'15	Q4'15	Q1'16	Q2'16	Q2'16 vs Q2'15 % change
US$/oz	1,160.1	1,192.4	1,124.3	1,106.5	1,182.6	1,259.6	↑ 6
€/oz	1,045.3	1,078.0	1,011.5	1,010.1	1,072.3	1,115.7	↑ 3
£/oz	759.0	777.7	726.0	728.6	826.9	879.1	↑ 13
CHF/kg	35,863.3	36,082.7	34,875.9	35,230.2	37,774.4	39,294.3	↑ 9
¥/g	4,513.8	4,656.4	4,416.2	4,320.4	4,374.5	4,367.3	↓ -6
Rs/10g	23,903.2	24,332.8	23,476.1	23,446.0	25,677.0	27,099.4	↑ 11
RMB/g	234.2	237.8	227.8	227.2	248.7	264.7	↑ 11
TL/g	101.4	102.3	103.1	103.4	111.9	117.3	↑ 15

Source: ICE Benchmark Administration; Thomson Reuters Datastream; World Gold Council

Gold Demand Trends | Second quarter 2016 02

Table 5: Jewellery demand in selected countries (tonnes)

	2015	Q2'15	Q3'15	Q4'15	Q1'16	Q2'16	Q2'16 vs Q2'15 % change
India	668.5	122.1	215.1	180.4	88.4	97.9	↓ -20
Pakistan	23.2	5.4	5.9	6.6	6.3	6.5	↑ 21
Sri Lanka	6.8	2.0	1.3	1.7	1.5	2.3	↑ 14
Greater China	811.9	181.0	196.0	203.1	191.1	154.2	↓ -15
China	753.4	169.0	180.6	187.6	179.0	143.5	↓ -15
Hong Kong	51.4	10.5	13.7	13.6	10.2	8.8	↓ -17
Taiwan	7.0	1.6	1.7	2.0	1.9	1.9	↑ 22
Japan	16.5	3.9	4.4	5.1	3.6	3.8	↓ -2
Indonesia	38.9	8.5	9.3	9.0	10.8	9.5	↑ 12
Malaysia	8.4	1.7	2.0	1.9	2.2	1.9	↑ 13
Singapore	12.2	2.7	3.0	3.1	3.3	3.1	↑ 15
South Korea	14.1	2.9	3.7	3.9	3.9	2.6	↓ -13
Thailand	12.2	2.8	2.9	3.1	3.2	2.6	↓ -7
Vietnam	15.6	3.7	3.5	3.9	4.7	3.5	↓ -5
Middle East	230.3	57.7	56.0	53.6	55.8	45.0	↓ -22
Saudi Arabia	71.1	18.8	16.6	18.4	14.7	14.2	↓ -25
UAE	51.4	14.9	10.0	10.2	14.7	11.1	↓ -26
Kuwait	12.7	3.1	2.3	3.7	3.1	2.5	↓ -21
Egypt	38.2	8.9	11.8	8.2	6.9	5.3	↓ -40
Iran	37.2	7.2	11.4	9.5	9.9	8.0	↑ 10
Other Middle East	19.7	4.8	3.9	3.7	6.5	3.9	↓ -18
Turkey	49.0	11.6	12.1	15.0	8.7	8.7	↓ -25
Russia	41.1	9.1	12.5	10.3	7.3	7.5	↓ -17
Americas	170.1	39.0	38.2	60.1	33.0	39.0	→ 0
United States	119.3	25.6	26.5	45.0	22.7	25.9	↑ 1
Canada	14.2	3.5	2.7	5.3	2.6	3.4	↓ -1
Mexico	16.6	4.2	4.4	4.1	4.1	4.4	↑ 5
Brazil	20.0	5.8	4.7	5.7	3.6	5.3	↓ -9
Europe ex CIS	75.8	14.5	12.7	35.8	12.7	14.6	↑ 1
France	13.6	2.6	2.0	6.3	2.7	2.5	↓ -2
Germany	10.2	2.1	1.2	5.2	1.7	2.1	↑ 2
Italy	18.0	3.6	2.8	9.0	2.4	3.6	→ 0
Spain	8.2	2.1	1.9	2.5	1.8	2.1	↑ 3
United Kingdom	25.9	4.1	4.9	12.9	4.0	4.2	↑ 1
Switzerland	-	-	-	-	-	-	- -
Austria	-	-	-	-	-	-	- -
Other Europe	-	-	-	-	-	-	- -
Total above	2,194.6	468.5	578.7	596.7	436.8	402.5	↓ -14
Other and stock change	202.4	45.2	44.9	65.9	44.4	41.6	↓ -8
World total	2,396.9	513.7	623.6	662.6	481.2	444.1	↓ -14

Source: Metals Focus; World Gold Council

Gold Demand Trends | Second quarter 2016 03

Table 6: Total bar and coin demand in selected countries (tonnes)

	2015	Q2'15	Q3'15	Q4'15	Q1'16	Q2'16	Q2'16 vs Q2'15 % change
India	195.8	37.7	57.0	60.2	28.0	33.1	↓ -12
Pakistan	14.5	3.8	3.7	4.0	3.4	4.2	↑ 11
Sri Lanka	-	-	-	-	-	-	- -
Greater China	236.0	46.8	55.2	67.9	83.1	41.8	↓ -11
China	228.1	45.1	53.2	65.8	81.3	40.2	↓ -11
Hong Kong	1.5	0.3	0.5	0.3	0.4	0.2	↓ -27
Taiwan	6.4	1.4	1.5	1.7	1.4	1.4	↓ -1
Japan	16.2	-0.2	10.8	8.9	3.5	5.8	- -
Indonesia	20.1	4.5	4.6	5.3	5.2	6.0	↑ 32
Malaysia	6.8	1.0	1.7	1.6	1.5	1.2	↑ 22
Singapore	5.9	1.2	1.5	1.6	1.2	1.2	↓ -1
South Korea	7.5	1.3	2.2	2.4	1.2	1.0	↓ -19
Thailand	78.0	16.4	20.5	21.5	22.4	15.7	↓ -5
Vietnam	47.8	10.8	11.5	11.1	11.5	8.9	↓ -18
Middle East	62.4	14.5	13.1	10.9	21.8	12.5	↓ -14
Saudi Arabia	15.3	3.2	3.4	3.9	3.4	2.5	↓ -21
UAE	8.7	2.3	1.8	1.8	2.2	1.4	↓ -40
Kuwait	0.8	0.2	0.2	0.2	0.2	0.2	↓ -20
Egypt	4.9	1.2	1.4	1.2	0.8	0.8	↓ -35
Iran	30.1	7.0	5.8	3.1	14.6	7.2	↑ 2
Other Middle East	2.6	0.6	0.6	0.6	0.6	0.5	↓ -20
Turkey	23.1	4.5	9.2	4.2	4.7	4.1	↓ -8
Russia	4.8	1.3	1.2	1.1	1.0	1.0	↓ -22
Americas	78.0	13.6	32.7	18.4	19.3	26.6	↑ 96
United States	71.5	12.3	30.8	16.6	17.4	24.8	↑ 101
Canada	2.9	0.5	0.9	0.8	1.0	1.2	↑ 136
Mexico	2.2	0.4	0.7	0.6	0.6	0.3	↓ -22
Brazil	1.4	0.4	0.4	0.4	0.3	0.3	↓ -10
Europe ex CIS	222.1	45.3	59.9	58.8	59.3	44.7	↓ -1
France	1.6	-0.3	0.4	0.5	0.9	-0.4	- -
Germany	116.0	23.1	30.2	31.7	31.1	21.9	↓ -5
Italy	-	-	-	-	-	-	- -
Spain	-	-	-	-	-	-	- -
United Kingdom	9.4	1.8	2.7	2.9	3.2	3.0	↑ 65
Switzerland	49.2	10.7	13.3	11.6	12.9	11.2	↑ 5
Austria	12.2	2.5	3.5	3.2	2.9	2.3	↓ -5
Other Europe	33.7	7.5	9.7	8.9	8.2	6.6	↓ -11
Total above	1,019.0	202.4	284.7	277.6	267.1	207.7	↑ 3
Other and stock change	30.9	6.7	10.1	10.9	6.0	3.9	↓ -42
World total	1,049.8	209.1	294.9	288.5	273.1	211.6	↑ 1

Source: Metals Focus; World Gold Council

Gold Demand Trends | Second quarter 2016

04

Table 7: Consumer demand in selected countries (tonnes)

	2015	Q2'15	Q3'15	Q4'15	Q1'16	Q2'16	Q2'16 vs Q2'15 % change
India	864.3	159.8	272.1	240.6	116.5	131.0	↓ -18
Pakistan	37.6	9.2	9.6	10.5	9.7	10.7	↑ 17
Sri Lanka	6.8	2.0	1.3	1.7	1.5	2.3	↑ 14
Greater China	1,047.8	227.9	251.2	271.0	274.2	195.9	↓ -14
China	981.5	214.1	233.8	253.4	260.3	183.7	↓ -14
Hong Kong	52.8	10.8	14.2	13.9	10.6	9.0	↓ -17
Taiwan	13.4	2.9	3.2	3.7	3.4	3.3	↑ 11
Japan	32.7	3.6	15.2	13.9	7.1	9.5	↑ 163
Indonesia	59.0	13.0	14.0	14.3	16.1	15.4	↑ 19
Malaysia	15.2	2.7	3.7	3.5	3.7	3.1	↑ 16
Singapore	18.1	3.9	4.5	4.7	4.5	4.3	↑ 10
South Korea	21.6	4.2	5.9	6.2	5.2	3.6	↓ -15
Thailand	90.2	19.2	23.5	24.6	25.7	18.3	↓ -5
Vietnam	63.4	14.5	15.0	15.0	16.2	12.4	↓ -15
Middle East	292.7	72.2	69.1	64.5	77.7	57.4	↓ -20
Saudi Arabia	86.3	22.0	19.9	22.3	18.1	16.7	↓ -24
UAE	60.1	17.2	11.8	12.0	16.9	12.5	↓ -27
Kuwait	13.6	3.3	2.5	3.9	3.3	2.6	↓ -21
Egypt	43.1	10.1	13.3	9.4	7.8	6.1	↓ -39
Iran	67.3	14.3	17.2	12.6	24.5	15.1	↑ 6
Other Middle East	22.3	5.4	4.4	4.3	7.2	4.4	↓ -18
Turkey	72.1	16.1	21.2	19.2	13.4	12.8	↓ -20
Russia	45.9	10.3	13.7	11.4	8.3	8.5	↓ -17
Americas	248.1	52.6	70.8	78.5	52.3	65.6	↑ 25
United States	190.8	38.0	57.3	61.6	40.1	50.7	↑ 33
Canada	17.1	4.0	3.6	6.1	3.6	4.7	↑ 17
Mexico	18.8	4.5	5.0	4.7	4.7	4.7	↑ 3
Brazil	21.4	6.1	5.0	6.0	3.9	5.6	↓ -9
Europe ex CIS	298.0	59.8	72.6	94.7	72.0	59.3	↓ -1
France	15.2	2.3	2.3	6.8	3.6	2.1	↓ -8
Germany	126.1	25.2	31.4	36.9	32.9	24.0	↓ -5
Italy	18.0	3.6	2.8	9.0	2.4	3.6	→ 0
Spain	8.2	2.1	1.9	2.5	1.8	2.1	↑ 3
United Kingdom	35.3	6.0	7.6	15.8	7.2	7.2	↑ 20
Switzerland	49.2	10.7	13.3	11.6	12.9	11.2	↑ 5
Austria	12.2	2.5	3.5	3.2	2.9	2.3	↓ -5
Other Europe	33.7	7.5	9.7	8.9	8.2	6.6	↓ -11
Total above	3,213.5	670.9	863.4	874.3	703.8	610.2	↓ -9
Other and stock change	233.2	51.9	55.0	76.8	50.4	45.5	↓ -12
World total	3,446.8	722.8	918.4	951.1	754.3	655.7	↓ -9

Source: Metals Focus; World Gold Council

Gold Demand Trends | Second quarter 2016

05

Table 8: Indian supply estimates (tonnes)

	2015	Q2'15	Q3'15	Q4'15	Q1'16	Q2'16	Q2'16 vs Q2'15 % change
Supply							
Gross bullion imports	1,065.0	235.9	304.8	275.1	151.4	142.9	↓ -39
of which doré[1]	229.0	56.7	67.3	66.5	34.8	36.7	↓ -35
Net bullion imports	913.6	202.9	262.9	227.6	127.4	120.3	↓ -41
Scrap	80.2	24.0	18.2	20.0	14.0	23.8	↓ -1
Domestic supply from other sources[2]	9.2	2.5	2.2	2.1	3.3	2.2	↓ -12
Total supply[3]	1,003.0	229.4	283.3	249.7	144.7	146.3	↓ -36

1 Volume of fine gold material contained in the doré.
2 Domestic supply from local mine production, recovery from imported copper concentrates and disinvestment.
3 This supply can be consumed across the three sectors – jewellery, investment and technology. Consequently, the total supply figure in the table will not add to jewellery plus investment demand for India.

Source: Metals Focus; World Gold Council

Table 9: Top 10 physically-backed gold ETFs by AuM in tonnes

	Fund	Country	Holdings as of end June	Q2'16 vs Q2'15 % change
1	SPDR Gold Shares	United States	950.1	↑ 34
2	iShares Gold Trust	United States	208.2	↑ 24
3	ZKB Gold ETF	Switzerland	142.0	↑ 3
4	ETFS Physical Gold	United Kingdom	126.9	↑ 16
5	Gold Bullion Securities	United Kingdom	95.3	↑ 14
6	Source Physical Gold	United Kingdom	85.0	↑ 76
7	Xetra-Gold	Germany	81.7	↑ 38
8	Sprott Physical Gold Trust	United States	54.8	↑ 42
9	Central Fund of Canada Ltd	Canada	52.0	↓ -1
10	Julius Baer Physical Gold Fund	Switzerland	45.9	↓ -7
	Global total		2,189.8	↑ 26

Source: Respective ETP providers; Bloomberg; ICE Benchmark Administration; World Gold Council

Table 10: Physically-backed gold ETF AuM by region in tonnes

	Q2'15	Q3'15	Q4'15	Q1'16	Q2'16	Year-on-year tonnage change	Q2'16 vs Q2'15 % change
North America	1,044.8	1,012.3	955.9	1,165.2	1,320.1	↑ 275.3	↑ 26
Europe	618.6	583.9	570.2	690.5	763.0	↑ 144.3	↑ 23
Asia	41.0	42.9	46.0	54.4	61.2	↑ 20.2	↑ 49
Other	37.0	39.1	38.4	42.9	45.5	↑ 8.5	↑ 23
Global total	1,741.5	1,678.1	1,610.6	1,953.0	2,189.8	↑ 448.3	↑ 26

Source: Respective ETP providers; Bloomberg; ICE Benchmark Administration; World Gold Council

Gold Demand Trends | Second quarter 2016 06

Table 11: Top 40 reported ofcial gold holdings (as at June 2016)
Tonnes% of reservesTonnes% of reserves
1United States 8,133.576%21Kazakhstan238.233%
2Germany 3,378.270%22Belgium227.438%
3IMF 2,814.0-23Philippines196.010%
4Italy 2,451.869%24Venezuela194.064%
5France 2,435.865%25Algeria173.65%
6China 1,823.32%26Thailand152.44%
7Russia 1,498.716%27Singapore127.42%
8Switzerland 1,040.07%28Sweden125.79%
9Japan 765.23%29South Africa125.211%
10Netherlands 612.563%30Mexico121.13%
11India 557.86%31Libya116.66%
12ECB 504.828%32Greece112.763%
13Turkey 474.417%33Korea104.41%
14Taiwan 422.74%34BIS104.0-
15Portugal 382.571%35Romania103.711%
16Saudi Arabia 322.92%36Poland102.94%
17United Kingdom 310.39%37Iraq89.87%
18Lebanon 286.824%38Australia79.97%
19Spain 281.620%39Kuwait79.010%
20Austria 280.045%40Indonesia78.13%
For information on the methodology behind this data, as well as footnotes for specic countries, please see our table of Latest World Ofcial Gold Reserves, at http://www.gold.org/government-affairs/gold-reserves
Source: IMF IFS; World Gold Council
Table 12: Historical data for gold demand
Tonnes
Total bar and coinETFs and
Jewelleryinvestmentsimilar*TechnologyCentral banksTotal
20062,301.4 429.8258.7471.7-365.43,096.2
20072,424.9 437.5259.6477.7-483.83,116.0
20082,306.2 917.9325.0464.7-235.43,778.3
20091,816.3 832.3644.6414.4-33.63,674.0
20102,051.6 1,201.2420.8460.579.24,213.2
20112,091.6 1,491.9238.5428.5480.84,731.4
20122,130.4 1,297.5306.7381.4569.34,685.2
20132,678.8 1,705.1-915.5356.0623.84,448.2
20142,485.8 1,037.7-183.8347.9583.94,271.4
20152,396.9 1,049.8-128.3332.9566.74,218.1
Q3’14592.9 233.0-40.989.3174.91,049.2
Q4’14685.4 275.4-92.189.3133.91,091.9
Q1’15597.1 257.325.683.1112.41,075.6
Q2’15513.7 209.1-23.083.3127.3910.4
Q3’15623.6 294.9-63.482.7168.01,105.7
Q4’15662.6 288.5-67.683.8159.01,126.4
Q1’16481.2 273.1342.580.3108.21,285.3
Q2’16444.1 211.6236.880.976.91,050.2
*For a listing of the Exchange Traded Funds and similar products, please see the Notes and definitions.
Source: Metals Focus; GFMS, Thomson Reuters; World Gold Council
Gold Demand Trends | Second quarter 2016 07

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